Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 29, 2016, relating to the consolidated financial statements of Howard Bancorp, Inc. (the “Company”), which report appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Registration Statement on Form S-3. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland
October 31, 2016